UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

AJIA INNOGROUP HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

(702) 360-0652

Registrant’s telephone number, including area code

WIGI4YOU, INC.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐ Yes    ☒ No

Item 1.01 Entry into Material Agreement.

Guangzhou Shengjia Trading Co., Ltd. of Guangzhou, China (“Shengjia”), wholly owned subsidiary of Ajia Innogroup Holdings, Ltd., (formerly Wigi4you, Inc.), (the "Corporation") (OTC Markets – “AJIA") has entered into an agreement with Guangzhou Renhai Network Technology Co., Ltd. (“Renhai”) in which Shengjia would replace its 10% interest in the Alipay payment code business development project (“Alipay Project”), announced on December 7, 2017, with a 30% interest in Renhai’s new China Mobile project. Renhai has recently reached an agreement with China Mobile Communications Corporation (“China Mobile”) whereby Renhai and China Mobile are to sign an agreement appointing Renhai as one of China Mobile’s marketers in promoting China Mobile’s business products for the period from April 1, 2018 to September 30, 2018. Renhai’s China Mobile agreement will be extended if certain business targets are fulfilled. The reason for the replacement is primarily due to significant changes in China’s regulations and practices and these changes have negatively impacted the financial performance of the Alipay Project. No shares in the Corporation will be issued in connection with this transaction.

Renhai will maintain a 70% interest in the China Mobile project and will be responsible for the management and overall supervision of the project, and Shengjia will carry out various support functions.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ajia Innogroup Holdings, Ltd.

Date: April 30, 2018	By:	/s/ Elaine Wan
Elaine Wan, Secretary

3